UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2012

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard

Third Floor

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 9, 2012, Immunocellular Therapeutics, Ltd. (“we,” “us,” “our” and the “Company”) entered into an underwriting agreement with Cowen and Company, LLC and Summer Street Research Partners relating to our public offering of 9,489,436 units, each unit consisting of one share of our common stock and a warrant to purchase 0.5 share of our common stock, at a public offering price of $1.10 per unit. Each warrant will have an exercise price of $1.41 per share, will be exercisable immediately after issuance and will expire five years from the date of issuance.

We expect the offering to close on January 13, 2012, subject to the satisfaction of customary closing conditions. The net proceeds to us are expected to be approximately $9.4 million, assuming no exercise of the warrants and less the underwriting discount and after deducting estimated offering expenses payable by us.

The underwriting agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the Company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

The underwriting agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of the underwriting agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the underwriting agreement.

Copies of the underwriting agreement and the form of warrant are filed herewith as Exhibit 1.1 and 4.1, respectively, and incorporated herein by reference. The foregoing description of the offering and the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 8.01	Other Events

On January 10, 2012, we issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Exhibits

(d)	Exhibits

There are filed as part of this report the Exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:January 9, 2012	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Manish Singh
Manish Singh, Ph.D. President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 9, 2012 by and between Immunocellular Therapeutics, Ltd. and Cowen and Company, LLC, on its own behalf and as representative of the several underwriters.

4.1	Form of Warrant.

99.1	Press release of Immunocellular Therapeutics, Ltd. Issued January 10, 2012.

4